SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2004

SWIFT TRANSPORTATION CO., INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona 85043

(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE

     References to the “Company,” “we,” “its,” “our” and “us” in this Current Report on Form 8-K refer to Swift Transportation Co., Inc., and its consolidated subsidiaries where applicable.

     On Monday, May 24, 2004, the Company announced an extension of its share repurchase program, as well as an estimated range of earnings for the second quarter of the year.

     Between conclusion of the Board meeting at which extension of the repurchase program was approved (Thursday, May 20, 2004), and announcement of the program and estimated earnings, Jerry Moyes purchased 187,000 shares of stock for his own account pursuant to an ongoing personal repurchase program. Mr. Moyes sought to have his trades during this period cancelled. The broker was unable to cancel Mr. Moyes trades, so the profits from those trades will be placed in a trust account under the control of the Company’s independent directors for disbursement as they shall determine is appropriate.

     During this period, a broker the Company previously employed as its agent to effect its then existing repurchase program bought 75,000 shares purportedly on behalf of the Company. The Company believes that the trade was effected inadvertently. Upon discovery of the trade, the Company instructed the broker to discontinue any trading for its account, and cancel the trade, which it did. In addition, although the Company had instructed its new broker to commence its extended repurchase program on Tuesday, May 25, following the Monday press release, it later rescinded this authorization before any stock had been allocated to the Company’s account, and it intends to commence the repurchase program on Tuesday, June 1, 2004, to give the market more than adequate time to analyze the information in its press release. Any purchases going forward will be based upon prevailing market prices, liquidity and other factors.

     In connection with these events, the Company’s Nominating/Corporate Governance Committee convened a special meeting on Tuesday, May 25, at which they adopted the following actions:

     1. They instructed outside securities counsel to review this situation and advise the Committee on appropriate corrective actions, including an evaluation of the Company’s current insider trading policy to recommend any changes that may be desirable or appropriate, for consideration at the next regularly scheduled Board meeting, and establishment of a trust to hold the proceeds from Mr. Moyes’ recent trades.

     2. They further agreed that commencing immediately: (i) all trades by the Company or any “insider” must be pre-cleared by the Chief Financial Officer or the Vice President of Financial Reporting, after consultation with outside securities counsel other than in routine circumstances, and (ii) that, in circumstances where outside securities counsel or Company officials believe that a trade may pose significant issues under applicable legal precedent, or that repurchases may need to be suspended under applicable legal precedent, they shall collectively discuss the situation with and obtain the approval of the Chairman of the Audit Committee or the Nominating/ Corporate Governance Committee.

     The Company believes that these measures will help to mitigate repurchases by the Company or trades by officers or directors that might otherwise be viewed as inappropriate by the market or regulators.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2004

SWIFT TRANSPORTATION CO., INC.

/s/ Gary Enzor
By:	Gary Enzor
Chief Financial Officer